EXHIBIT 3.2


                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL
                                       OF
                         SCIMITAR ACQUISITION III, INC.

            It is hereby certified that:

            1.   The   name  of  the   Corporation   (hereinafter   called   the
"Corporation") is SCIMITAR ACQUISITION III, INC.

            2. The Corporation has not received any payment for any of its stock.

            3. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article 1

            "The name of the corporation is Adagio Acquisition III, Inc. (the "Corporation")."

            4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 25th day of May, 2005



      -------------------------------------
      William Dioguardi, Sole Director